Exhibit 10.30

                           DISTRIBUTORSHIP AGREEMENT

      This Distributorship Agreement (this "Agreement"), for reference purposes dated as of 12/09, 2002, is entered into by and between TAZO TEA COMPANY ("Tazo") and MASTER DISTRIBUTORS, INC. dba Atlantic Beverage Company, a Maryland corporation ("Distributor").

                                    RECITALS

      A. Distributor is in the business of distributing bottled beverages to retail and food sources. Tazo sells tea and related products, including bottled ready-to-drink flavored teas.

      B. Tazo wishes to grant and Distributor wishes to acquire certain rights to distribute Tazo's bottled beverages to the counties in Maryland, Virginia and Washington D.C. listed on Schedule 1 attached hereto ("the Territory"). The purpose of this Agreement is to set forth the terms and conditions of Distributor's distributorship.

      NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

                                   AGREEMENT

1.    Distributorship.

      1.1 Distribution Rights. Subject to Sections 1.2 and 1.3 below and the terms and conditions set forth in this Agreement, Distributor will serve as Tazo's exclusive distributor in the Territory described in Schedule 1 and for those Products described in Schedule 1.

      1.2 Product Line. To retain its exclusive, non-transferable right during the term of this Agreement to distribute the Products in the Territory, Distributor shall market, distribute and sell for Tazo under the terms of this Agreement any additional ready-to-drink bottled Tazo tea that another distributor offers to market, distribute and sell for Tazo in the Territory. In the event Distributor fails to add such ready-to-drink bottled Tazo tea to the list of Products within ten (10) business days of written notice from Tazo, Tazo may grant such other distributor the right to also distribute the Products in the Territory.

      1.3 Excluded Sales Channels. Notwithstanding the description of Distributor's Territory in which Distributor shall have the exclusive, non-transferable right to sell the Products subject to the terms and conditions of this Agreement, Distributor acknowledges and agrees to the following exceptions to its exclusive distribution rights:

           (a) Natural Specialty Food Distributors may distribute the Products to customers in the Territory;

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


           (b) Tazo's parent company, Starbucks Corporation, and any of its authorized distributors may distribute the Products in the Territory; and

           (c) Any purchaser of Products that participates in the distribution offered or mandated by a national or regional food service company with accounts located both in- and outside the Territory may purchase Products from the mandated distributor.

      1.4 Reserved Rights. Tazo reserves the right at any time to change, modify or discontinue any of the Products and to amend Schedule 1 accordingly. Additionally, Tazo may, but is not obligated to, add Products to Schedule 1 which may then be distributed as provided herein, except that such new Products may be subject to additional terms and conditions.

      1.5 Term. The term of this Agreement shall begin on the Commencement Date shown on Schedule 1 with an initial term of one (1) year ("Initial Term") and shall expire at the end of the Initial Term if written notice of the Agreement's expiration is given by either party at least thirty (30) days prior to the last day of the Initial Term. Otherwise, following the Initial Term, this Agreement shall automatically renew and continue for additional one (1)-year terms unless canceled by either party by written notice at least thirty (30) days prior to the end of any renewal term. This Agreement may also be terminated earlier pursuant to Article 9 of this Agreement.

      1.6 Authority. Distributor is an independent legal entity, and the relationship between Distributor and Tazo is entirely based on Distributor's purchasing and selling Tazo's products for Distributor's own account. Distributor shall have no authority whatsoever to bind or represent Tazo in any respect. Nothing contained herein shall be deemed to create a partnership between the parties or the relationship of principal and agent.

2.    Distributor Obligations.

      2.1 Marketing Efforts. Distributor agrees to use its best endeavors to promote the sale of the Products in the Territory on the maximum possible scale by all usual means and to act loyally to Tazo in all matters involved in this Agreement. In addition, Distributor agrees to:

           (a) timely make all payments and/or pay accounts payable due Tazo in accordance with the provisions of this Agreement;

           (b) comply with all laws, rules and regulations applicable to its performance pursuant to this Agreement and shall procure and maintain all licenses and permits necessary to the performance of its business;

           (c) advise Tazo of any inquiries which it or any of its associated companies may receive from any prospective customers for the supply of Products outside the Territory;

           (d) describe itself as a distributor for Tazo in the Territory in all commercial documents relating to the Products;

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

           (e) inform Tazo immediately of any changes in Distributor's organization or method of doing business which might affect the performance of Distributor's duties hereunder; and

           (f) keep Tazo fully informed at all times of the market conditions, competitive products and prices, and other facts material to the marketing of the Products in the Territory.

      2.2 Non-Competition. During the term of this Agreement, Distributor shall not, directly or indirectly, distribute in the Territory, Tazo products purchased from any person other than Tazo.

      2.3 Prohibited Practices. Distributor agrees not to sell the Products by mail order, over the Internet or by similar means. In addition, Distributor agrees (a) not to pledge, in any manner, the credit of Tazo, (b) not to receive any money on behalf of Tazo, (c) not to make any contracts or commitments on behalf of Tazo, and (d) not to make any warranties or other representations regarding the Products other than those authorized by Tazo in writing.

      2.4 Insurance. Distributor represents that it maintains and will continue to maintain worker's compensation and employer's liability insurance in keeping with statutory requirements. Distributor shall also maintain commercial general liability insurance and commercial auto liability insurance, with a per occurrence limit of liability of no less than $1,000,000.00, naming Tazo Tea Company and Starbucks Corporation as additional insureds. Distributor shall additionally maintain legal liability coverage in sufficient amounts to cover damage to Tazo products in its care, custody and control.

      2.5 Quality Standards. Distributor shall at all times comply with the Warehouse Operating Procedures and Quality Control Procedures set forth in attached Exhibit A. Distributor shall not distribute Products that have exceeded their recommended shelf life ("Expired Products"), that have been improperly stored, or that have otherwise become tainted, spoiled and/or stale. Distributor shall accurately and completely communicate to any purchaser of the Products the proper methods for storage of the Products.

      2.6 Expired Products. Distributor shall report quantities of Expired Product to Tazo and the parties will mutually determine proper disposition of all Expired Products. Tazo shall not be obligated to credit Distributor for any Expired Product.

3.    Sales.

      3.1 Distributor Prices. Tazo shall, in its sole discretion, establish the prices to be charged to Distributor for each Product (the "Distributor Prices"). The current Distributor Prices are set forth in Schedule 1 attached hereto. Tazo shall have the right, in its sole discretion, to increase or decrease the Distributor Prices upon thirty (30) days' written notice to Distributor. Distributor Price increases will not affect orders already accepted by Tazo. Price decreases shall apply to all Products not delivered.

      3.2 Distributor Orders. Distributor shall place written orders with Tazo at least ten (10) business days prior to the delivery date shown on the written order. No order shall be for less than the minimum order quantities shown on
Schedule 1.

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      3.3  Payment Terms. Tazo shall invoice Distributor directly at the "bill to" address shown on Schedule 1. All invoices are due upon issuance and are payable by Distributor net thirty (30) days from the date of issuance. A late payment charge will be assessed on any obligation not paid when due at a rate of 1.5% per month; provided, however, that any late payment charge shall not be assessed at a rate which exceeds the maximum permitted by applicable law.

      3.4 Resale Price. Distributor may resell the Products to purchasers at the price Distributor determines in its sole discretion.

      3.5 Freight/Shipping Costs. Distributor shall be responsible for any and all freight/shipping costs payable hereunder or under any agreement with a customer.

      3.6 Financing. Distributor, and not Tazo, shall be solely responsible for all risk of nonpayment for Products distributed on credit.

      3.7 Taxes and Licensing. Distributor shall pay all excise, sales, and other similar taxes payable in respect of the Products shipped to Distributor; and obtain any licenses, authorizations, permissions, and other documents, and comply with all formalities in a state for the import, export, distribution, sale and/or other disposal of the Products in and from each state.

4.    Delivery and Risk of Loss.

      4.1 Delivery. Tazo shall ship the Products ordered by Distributor within the normal shipping schedule established by Tazo from time to time, but cannot guarantee a specific shipment date. Accordingly, Tazo's sole obligation to Distributor shall be to ship Products as promptly as reasonably practicable. Tazo shall not be liable to Distributor for unavailability of or delay in shipment or receipt of Products because of temporary product shortages, order backlogs, production difficulties, delays, unavailability of transportation, fire, strikes, work stoppages, or other causes beyond the reasonable control of Tazo. In the event of product shortage, Tazo reserves the right to substitute the unavailable Product with a comparable product.

      4.2 Risk of Loss. Delivery shall be made F.O.B. Tazo's plant. Possession of and title to all Products ordered hereunder shall be deemed to pass to Distributor upon delivery to the common carrier at the point of shipment. Distributor shall thereupon assume all risk of loss or damage, except for any loss resulting from the negligence of Tazo. Transportation charges and cost of insurance which may be incurred shall be added to the Distributor Price for each Product and shall be paid by Distributor.

      4.3 Inspection. Distributor shall inspect the Products upon receipt to confirm that Products conform to specifications and/or product descriptions. Tazo will only remedy those defects or damage that are noted on the original bill of lading at the time of receipt. In addition to noting the defects or damage on the bill of lading, Distributor also must notify Tazo of the defects or damage by facsimile within 72 hours after Distributor's receipt of the Products. As Distributor's sole remedy under this Agreement, Distributor may return any Product which contains visible defects on the packaging or has been damaged in shipment for (a) replacement, or (b) credit in the amount of the Product's Distributor Price. Tazo will pay for return or replacement of such Products, provided a Tazo designated carrier is used. Distributor's signature

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

on the bill of lading acknowledging receipt shall be conclusive evidence that the Products were received undamaged and that the Products conform to specifications and/or Product descriptions.

5.    [Reserved]

6. Inspection Rights. Tazo, or any agency selected by Tazo, shall have access within Distributor's facility at reasonable times to inspect the Products, Distributor's storage of the Products, and any equipment or facility related to Distributor's receipt, storage, shipping or delivery of the Products. Distributor shall cooperate with such inspections as necessary.

7.    Warranty and Limitation of Liability.

      7.1 Product Warranty. Tazo warrants that the Products delivered to Distributor, at the time of delivery, shall (a) conform to Tazo's specifications and to all labeling on the packaging of the Products, (b) be in unadulterated form, and (c) be in compliance with U.S. laws, statutes, rules, regulations and relevant orders relating to the manufacture, use, distribution and sale of the Products. Tazo shall not be responsible for any defects in the Products arising from Distributor's failure to follow proper operating procedures, misuse or mishandling of the Products, improper storage of the Products, modifications to the Products not approved by Tazo, or use of Expired Products. Tazo shall not be responsible for any visible defects in the Products not returned in accordance with Section 4.3.

      7.2 Warranty Disclaimer. EXCEPT AS SET FORTH HEREIN, TAZO MAKES NO OTHER REPRESENTATION OR WARRANTY RELATING TO THE PRODUCTS AND SPECIFICALLY DISCLAIMS ANY AND ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

      7.3 Limitation of Liability. UNDER NO CIRCUMSTANCES SHALL TAZO BE LIABLE TO DISTRIBUTOR OR ANY CUSTOMER FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, SPECIAL OR PUNITIVE DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE USE OF THE PRODUCTS, EVEN IF TAZO HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, UNDER NO CIRCUMSTANCES SHALL TAZO HAVE ANY LIABILITY WHATSOEVER FOR ANY CLAIM ARISING FROM OR RELATING TO THIS AGREEMENT OR ITS PERFORMANCE IN EXCESS OF THE TOTAL DISTRIBUTOR PRICES PAID BY DISTRIBUTOR HEREUNDER DURING THE SIX (6) MONTHS IMMEDIATELY PRECEDING THE FILING OF SUCH CLAIM.

8.    Trademarks.

      8.1 Rights Regarding Trademarks. Distributor acknowledges Tazo's exclusive ownership of the Tazo trademarks, including the word "TAZO" and such other trademarks as Tazo may use from time to time (the "Trademarks"). Distributor agrees that nothing in this Agreement shall constitute a license nor grant Distributor or any purchaser from Distributor any right, title, or interest in the Trademarks. All use of the Trademarks inures solely to the benefit of Tazo and nothing in this Agreement, or through the parties' course of conduct shall be deemed to create any right in Distributor to the Trademarks. Distributor agrees that it shall only use the

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

Trademarks in conjunction with the authorized distribution and sale of the Products, in accordance with the terms of this Agreement, or as otherwise agreed by Tazo. Distributor agrees that it shall not attempt to register the Trademarks and shall not contest or assist anyone in contesting at any time during or after the term of this Agreement, in any manner, the validity of the Trademarks or any corresponding registration.

      8.2 Use of Promotional Materials. Distributor and any purchaser from Distributor may use the packaging, signs, promotional materials and the like prepared by Tazo, without any prior approval, provided the materials are displayed in the approved form and are replaced when soiled or stained.

      8.3 Other Uses. Any other proposed use of the Trademarks, including use in advertising, packaging, labels, signs (other than previously approved forms of signage) shall be submitted to Tazo for review and approval in writing prior to use or distribution of the same. Distributor shall not use the Trademarks in any manner that would tend to injure, demean or dilute the reputation of Tazo or the goodwill symbolized by the Trademarks or outside the terms of this Agreement.

      8.4 Infringement. Distributor shall fully cooperate with Tazo to investigate and prevent any activity that infringes Tazo's trademark rights or other rights with respect to Tazo's Confidential Information or the sale of the Products.

9.    Termination.

      9.1 Termination on Notice. Either party may terminate this Agreement at any time by giving sixty (60) days written notice of such termination to the other party. Either party may immediately terminate this Agreement (a) if the other party breaches any provision of this Agreement, including any obligation to make payment, and fails to cure such breach within thirty (30) days after written notice, (b) if a proceeding in bankruptcy or for reorganization or the appointment of a receiver is started by or against the other party, or (c) if any material misrepresentation made by the other party in connection with this Agreement proves to have been false when made. Additionally, Tazo may terminate this Agreement upon transfer of ownership or control of Distributor.

      9.2 Obligations Upon Termination or Expiration. On termination or expiration of this Agreement, Distributor shall immediately (a) pay all sums due and owing to Tazo and (b) cease the further sale and use of the Products as well as the use of the Trademarks, and any confusingly similar names, marks, insignia, symbols, and shall not thereafter, directly or indirectly represent itself as affiliated in any way with Tazo. Distributor shall deliver all goods and materials containing the Tazo Trademarks and all other written materials incorporating or disclosing Confidential Information and any copies thereof to Tazo or, at Tazo's election, deliver a statement certifying the destruction of such goods and materials. Neither Distributor nor Tazo shall, by reason of termination of this Agreement (including non-renewal) be liable to the other for compensation, reimbursement or damages for the loss of prospective profits on anticipated sales or for expenditures, investments, losses or commitments in connection with the business or goodwill of Tazo or Distributor or otherwise.

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

      9.3 Termination for Convenience. In the event Tazo elects to terminate this Agreement for convenience (with sixty (60) days' prior notice as provided in Section 9.1), Tazo shall compensate Distributor, subject to the following terms and conditions:

           (a) Compensation will be based on Distributor's actual purchases of Products from Tazo during the twelve calendar months preceding Tazo's notice to terminate the Agreement and will be calculated at compensation rates of Two Dollars ($2.00) per case of twelve (12) bottles for which Distributor has paid Tazo during the twelve calendar-month period.

           (b) Tazo will pay the compensation in immediately available funds upon Tazo's receipt of Distributor's release and waiver of all claims relating to this Agreement and the sale and distribution of the Products.

10. Confidentiality. Distributor acknowledges that in the course of dealings between the parties, Distributor will acquire information about Tazo, its business activities and operations, its technical information and trade secrets, all of which are highly confidential and proprietary to Tazo. As a condition to this Agreement, Distributor shall execute and deliver to Tazo the Confidentiality and Non-Disclosure Agreement attached hereto as Exhibit B.

11. Indemnification. Distributor agrees that it will sell, handle, store, transport and use, or apply the Products in a safe and reasonable manner, and in strict conformance with Tazo's specifications therefor, and that Tazo shall not be liable for any loss, damage or injury to any person or property occurring after delivery of the Products by Tazo to Distributor. Distributor agrees that it shall indemnify and hold Tazo and its officers, owners, directors, employees, agents and affiliates harmless from and against all claims, damages, losses, and expenses, including reasonable legal fees and costs, arising out of or resulting from any breach of this Agreement by Distributor or the sale, handling, storage, transport, use or application of the Product by Distributor, or its employees, agents, customers, or anyone for whose actions any of them may be liable.

12. Tazo's Declaration. Tazo has no actual knowledge of any present claim by any third party that the sale of the Products may infringe any patent, registered designs, trademarks, copyright, or similar rights existing or registered in the Territory. Tazo declares to the best of its knowledge that the sale and use of the Products shall not involve infringement of any third party's intellectual property right. TAZO DOES NOT MAKE ANY FURTHER WARRANTY, EITHER EXPRESS OR IMPLIED, UNDER STATUTES OR COMMON LAW IN RESPECT OF ANY PATENTS, REGISTERED DESIGNS, TRADEMARKS, COPYRIGHTS, OR SIMILAR RIGHTS OF THIRD PARTIES.

13.   General.

      13.1 Force Majeure. Neither party shall be responsible to the other for any failure to comply with the terms of this Agreement, or for any delay in performance of, or failure to perform under this Agreement where such failure or delay is due to reasons beyond the party's reasonable control such as acts of God, including but not restricted to, fire, storm, flood, frost, disease and pestilence, earthquake, explosion, accident, acts of the public enemy, war, rebellion, insurrection, sabotage, epidemic, quarantine restrictions, transportation embargoes or failures or

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

delays in transportation, or acts (including laws, regulations, disapprovals or failures to approve) of any government whether national, municipal or otherwise, or any agency thereof.

      13.2 Governing Law. Except where specifically prohibited by local law, the parties hereby agree that the terms and conditions of this Agreement shall be governed by and construed in accordance with the laws of the state of Oregon. Any lawsuit relating to this Agreement shall be brought only in the court of appropriate jurisdiction in the state of Oregon.

      13.3 Survival. Notwithstanding any term to the contrary, the provision of Articles 7 through 11 and 13, as well as all obligations of payment and such other provisions reasonably necessary to give effect to the parties' intent, shall survive the termination or expiration of this Agreement.

      13.4 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered in person, telecopied or mailed by first class mail, postage prepaid to the parties at the addresses set forth in Schedule 1, or to such other address as the party being addressed or receiving copies shall have most recently furnished in writing by one of the above described means.

      13.5 Amendments. This Agreement may not be modified or amended except by a written instrument executed by each of the parties.

      13.6 Consequential Damages. Neither party shall be liable for consequential damages arising out of any breach of this Agreement.

      13.7 Independent Contractors. Distributor acknowledges that it is not, and shall not hold itself out as, a joint venturer, franchisee, partner, employee, servant, representative or agent of Tazo. It is expressly agreed that the parties hereto are acting hereunder as independent contractors, and under no circumstances shall any of the employees of one party be deemed the employees of any other party for any purpose. This Agreement shall not be construed as authority for any party to act for another party in any agency or other capacity, or to make commitments of any kind for the account of or on behalf of another party except to the extent and for the purposes expressly provided for herein.

      13.8 Assignment. This Agreement and the rights granted hereunder may not be assigned by either party without the prior written consent of the other, except that Tazo may assign this Agreement without the written consent of Distributor to a parent company, subsidiary, affiliate or a purchaser of all or substantially all of Tazo's rights in the Products.

      13.9 Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other part or provision of this Agreement.

      13.10 Waiver. No waiver by any party of any breach of any provision hereof shall constitute a waiver of any other breach of that or any other provision hereof.

      13.11 Complete Agreement. This Agreement, together with all exhibits, schedules and attachments hereto, constitutes the entire agreement of the parties and supersedes all prior

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agreements, whether oral or written, express or implied, between the parties. If any term of this Agreement conflicts with any term of an issued purchase order, the terms of this Agreement shall control.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

TAZO TEA COMPANY                          MASTER DISTRIBUTORS, INC.
                                          dba Atlantic Beverage Company


By:  /s/ Tom Clemente                      By: /s/ [ILLEGIBLE]
    -----------------------------------        ---------------------------------
Its: VP of Sales                           Its: Vice President
    -----------------------------------        ---------------------------------

                                   SCHEDULE 1

       DISTRIBUTOR INFORMATION; COMMENCEMENT DATE; NOTICE ADDRESSES; ETC.

1.   Distributor Name:                                      Master Distributors, Inc. dba Atlantic Beverage Co.

     Distributor's Business Address:                        8106 Stayton Drive
                                                            Jessup, MD 20794

     Type of Entity (partnership, corporation, etc.):       corporation

     State of Organization:                                 Maryland

2.   Territory:                                             Washington D.C. and the Maryland and Virginia counties
                                                            listed on the attachment hereto

3.   Commencement Date:                                     December 1, 2002

4.   Distributor Address for Billing Purposes:              same

5.   Distributor Address for Notice Purposes:

                                                            With a Copy to:
     Master Distributors, Inc.                              None
     8106 Stayton Drive
     Jessup, MD 20794
     Attn: Donna Brown

6.   Tazo Address for Notice Purposes:
                                                            With a Copy to:
     Tazo Tea Company                                       Starbucks Corporation
     301 SE 2nd Avenue                                      P.O. Box 34067, S-LAI
     Portland, Oregon 97208                                 Seattle, WA 98124-1067
     Attn: Tom Clemente                                     Attn: executive vp and general counsel

7.   Products, Prices as of Commencement Date and Minimum Order Quantities:

------------------------------------------------------------------------------------------------------
Product Description                                     Initial Price           Minimum Order Quantity
------------------------------------------------------------------------------------------------------
Tazo Ready to Drink Tea - 12/13.8 oz bottles                9.25                         N.A.
------------------------------------------------------------------------------------------------------

                                   EXHIBIT A
                       WAREHOUSE OPERATING PROCEDURES AND
                           QUALITY CONTROL PROCEDURES

1. Distributor shall provide a clean, climate-controlled warehouse environment and clean delivery vehicles, free from insects, vermin, dirt, dust, grease, and contamination.

2. Distributor will regulate and control the temperature and humidity in its warehouses and delivery vehicles so that the temperature is maintained below 90 degrees Fahrenheit and the humidity is maintained at less than 50% relative humidity.

3. Distributor shall handle, store and ship the Products in a prudent manner to protect the Products from contact or proximity to anything that might damage the Products or affect the quality of the Products.

4. Distributor shall inspect its facilities and equipment as needed (but at least several times within the shelf life of the Products) to confirm that Distributor's facilities and equipment remain free of insects and vermin and otherwise remain in compliance with the requirements of this Agreement.

                                   EXHIBIT B
                  CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT

1. PARTIES. This Agreement is between Tazo Tea Company ("TAZO") and MASTER DISTRIBUTORS, INC. dba Atlantic Beverage Company ("COMPANY"), each having the address set forth below.

2. BACKGROUND AND PURPOSE OF DISCLOSURE. COMPANY and TAZO are evaluating or are engaged in a business relationship (the "Project(s)"), during which TAZO may disclose to COMPANY certain valuable confidential and proprietary information.

3. DESCRIPTION OF CONFIDENTIAL INFORMATION. TAZO's interest in the Project and the fact that the parties are working together on the Project is confidential information. Unless such information falls within the exceptions set forth below, any and all information disclosed by TAZO which by its nature is generally considered proprietary and confidential, disclosed in any manner and regardless of whether such information is specifically labeled as such, also is considered confidential information (hereinafter any and all such information shall be collectively referred to as "Confidential Information").

4. AGREEMENT TO MAINTAIN CONFIDENTIALITY. COMPANY agrees to hold any Confidential Information disclosed to it in confidence, to cause its employees, agents or other third parties to hold such Confidential Information in confidence, and to use the same standard of care used to protect its own proprietary and confidential information in protecting the Confidential Information. COMPANY shall not disclose Confidential Information to others or use it for purposes other than the Project.

5. LIMITED DISCLOSURE. COMPANY agrees to limit disclosure of Confidential Information to those employees or agents necessary for the Project who have agreed to be bound by the obligations herein.

6. EFFECTIVE DATE AND LENGTH OF OBLIGATION. This Agreement is effective as of the last date of execution by both parties and may only be terminated by either party upon written notice following the termination of the parties' Distributorship Agreement to which this Agreement is attached. COMPANY's obligation of confidentiality and non-use for Confidential Information hereunder shall last for five (5) years from the date of such written notice.

7. SECURITIES LAWS. COMPANY hereby acknowledges that it is aware, and agrees that it will advise all of those persons who are involved in the Project that is the subject of this Agreement, that federal and state securities laws prohibit any person who has received material, non-public information (information about TAZO, its parent company, Starbucks Corporation ("STARBUCKS") or their businesses that is not generally available to the public) concerning TAZO or STARBUCKS, including, without limitation, the matters that are the subject of this Agreement, from purchasing or selling securities of STARBUCKS while in possession of such non-public information, and from communicating that information to any other person who may purchase or sell securities of STARBUCKS or otherwise violate such laws. COMPANY specifically acknowledges these obligations and agrees to be bound thereto.

8. EXCEPTIONS TO CONFIDENTIAL INFORMATION. Confidential Information shall not include any information which (a) was publicly available at the time of disclosure; (b) became publicly available after disclosure without breach of this Agreement by the COMPANY; (c) was in COMPANY's possession prior to disclosure, as evidenced by COMPANY's written records, and was not the subject of an earlier confidential relationship with TAZO; (d) was rightfully acquired by COMPANY after disclosure by TAZO from a third party who was lawfully in possession of the information and was under no obligation to TAZO to maintain its confidentiality; (e) is independently developed by COMPANY's employees or agents who have not had access to the Confidential Information; or (f) is required to be disclosed by the COMPANY pursuant to judicial order or other compulsion of law, provided that COMPANY shall provide to TAZO prompt notice of such order and comply with any protective order imposed on such disclosure.

9. RETURN OF CONFIDENTIAL INFORMATION. At any time requested by TAZO, COMPANY shall return or destroy all documents, samples or other materials embodying Confidential Information, shall retain no copies thereof, and shall certify in writing that such destruction or return has been accomplished.

10. DISCLAIMER OF OTHER RELATIONSHIPS. This Agreement does not create a relationship of agency, partnership, joint venture or license between the parties.

11. BREACH. If COMPANY breaches any term of this Agreement, TAZO shall have the right to (a) terminate this Agreement and/or demand the immediate return of all Confidential Information; (b) recover its actual damages incurred by reason of such breach, including, without limitation, its attorneys fees and costs of suit; (c) obtain injunctive relief to prevent such breach or to otherwise enforce the terms of this Agreement; and (d) pursue any other remedy available at law or in equity. Failure to properly demand compliance or performance of any term of this Agreement shall not constitute a waiver of TAZO's rights hereunder.

12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of Oregon, without reference to conflicts of law principles. The parties hereby submit and consent to the jurisdiction of the federal and state courts of Multnomah County, Oregon, for purposes of any legal action arising out of this Agreement.

13. AMENDMENTS. This Agreement is made a part of and subject to the provisions of the parties' Distributorship Agreement to which it is attached and all previous agreements between the parties regarding the Confidential Information are superceded by that Agreement and cannot be canceled, assigned or modified except as provided therein.

MASTER DISTRIBUTORS, INC. dba Atlantic Beverage Co.
(Company Name)


Signature  /s/ [ILLEGIBLE]
          --------------------------------------------------
Title       Vice President
          --------------------------------------------------
Address     8106 Stayton Dr.
          --------------------------------------------------
            Jessup, MD  20794
------------------------------------------------------------
Date
    --------------------------------------------------------

TAZO TEA COMPANY


Signature  /s/ Tom Clemente
          --------------------------------------------------
Title      V.P. of Sales
          --------------------------------------------------
Address    P.O. Box 66
          --------------------------------------------------
           Portland, OR  97201
------------------------------------------------------------

Date       12/9/02
    --------------------------------------------------------

                                   ATTACHMENT

                                ATLANTIC BEVERAGE
                              TERRITORIAL COVERAGE

MARYLAND COUNTIES              WASHINGTON, DC             VIRGINIA COUNTIES
-----------------              --------------             -----------------

Baltimore                      All                        Fairfax
Anne Arbundel                                             Arlington
Frederick                                                 Loudoun
Montgomery                                                Prince William
Prince George's
Howard
Harford
Carroll
Worcester
Wicomico
Talbot
Somerset
Queen Anne's
Kent
Dorchester
Cecil
Caroline
Charles
Calvert
St. Mary's
Washington
Allegheny
Garrett

================================================================================

                      - TAZO READY-TO-DRINK BOTTLED TEAS -

--------------------------------------------------------------------------------
FEBRUARY, 2002  POST OFFICE BOX 66,     CUSTOMER SERVICE: 1-800-299-9445
                PORTLAND, OREGON 97207  MONDAY THRU FRIDAY: 6:00 A.M - 5:00 P.M.
                                                              PACIFIC
--------------------------------------------------------------------------------

JUICED TEAS                     CASE CODE           UPC CODE
-----------                     ---------           --------

GREEN

Giant Peach                       90901          7-94522-90900-1    [BAR CODE]

Passion Potion                    90201          7-94522-90200-2    [BAR CODE]

Plum Delicious                    91770          7-94522-91770-9    [BAR CODE]


BLACK

Mango                             90801          7-94522-90800-4    [BAR CODE]

Tazoberry                         90301          7-94522-90300-9    [BAR CODE]


HERBAL

Brambleberry                      90401          7-94522-90400-6    [BAR CODE]

Simply Red                        90101          7-94522-90100-5    [BAR CODE]

Wild Orange                       90701          7-94522-90700-7    [BAR CODE]

.................................................................................

ICED TEAS
---------

GREEN

Lemon Green                       91750          7-94522-91750-1    [BAR CODE]

Organic Iced Green Tea            91601          7-94522-91600-9    [BAR CODE]


BLACK

Enlightened Lemon - Low Calorie   91740          7-94522-91740-2    [BAR CODE]

Organic Iced Tea - Low Calorie    91501          7-94522-91500-2    [BAR CODE]


HERBAL

Lemon Ginger                      90601          7-94522-90600-0    [BAR CODE]

Yerba Mate - Low Calorie          91730          7-94522-91730-3    [BAR CODE]

--------------------------------------------------------------------------------

Specifications                                           Pricing
CASE PACK:       12/13.8 oz.              - Payment Terms: Net 30 -                        GRAPHIC
CASE WEIGHT:     19 lbs.                    LESS THAN 5 PALLETS: $9.25 (plus freight)
CASE DIMENSIONS: 11 3/4" by 8 7/16" by 8"             5 PALLETS: $9.25
CASE CUBE:       0.459                      -----------------------------------------
CASES/PALLET:    102                                  RETURN POLICY
CASES/LAYER:     17                                        ....

LAYERS/PALLET:   6                           Contact Customer Service for all
                                             returns. An RMA number is required.

--------------------------------------------------------------------------------
SKU:R023530

================================================================================

                        TAZO READY-TO-DRINK BOTTLED TEAS

TAZO BOTTLED TEAS are artfully blended and freshly brewed according to ancient Tazo formulas. They are created from the finest leaf teas, herbs and spices that modern money can buy. Unlike other ready-to-drink teas (many of which begin life as instant tea, sweetened with viscous vats of corn syrup), authentic Tazo is created by master teamakers who scour the earth for the freshest and most flavorful natural ingredients to use in our own unique brewing process.

================================================================================

                                  JUICED TEAS
                                  -----------
To create these incredibly complex blends, high-grown teas, herbs and spices are freshly brewed and blended with pure fruit juices - then bottled. The result is an exotic departure from traditional iced teas, unlike anything you've tasted (in this lifetime at least).

                                       +

GREEN

GIANT PEACH: Select green teas, chosen for their rich and exquisite flavors, blended with peach and apple juices, and sweetened with organic cane sugar.

PASSION POTION: An exotic concoction of rare green teas, lovingly mingled with herbs, then mixed with pear, apple and passion fruit juices.

PLUM DELICIOUS: A sensuous potion of green teas engorged with sweet, ripe, juicy plums and a kiss of pomegranate juice.

                       ..................................
BLACK

MANGO: High-grown black teas from Ceylon and India, brewed to perfection and infused with delicious mango and other tropical flavors. Sweetened with organic cane sugar.

TAZOBERRY: A succulent blend of premium high-grown black teas and Northwest apple and raspberry juices.

                       ..................................

HERBAL

BRAMBLEBERRY: An enticing blend of herbs, spices, and the juicy taste of fresh-picked marionberries. Caffeine free.

SIMPLY RED: A zesty blend of herbs and spices mixed with pear and apple juices. Caffeine free.

WILD SWEET ORANGE: A lively blend of sweet citrus herbs, orange and apple juices. Caffeine free.


                                   ICED TEAS
                                   ---------

A magical blend of carefully chosen teas, natural herbs and exotic spices, all freshly brewed, naturally sweetened and lovingly bottled under the watchful eye of a certified tea shaman. So remarkably refreshing, you'll come back many lifetimes for more.

                                       +

GREEN

LEMON GREEN: A delicate balance of honey and tart lemon bathed in a subtle sea of exquisite green tea.

ORGANIC ICED GREEN TEA: A lively blend of organic, full-flavored, pan-fired and steamfired tea from the Anhui and Zhejiang provinces of China. Renown for its health properties, this aromatic green tea is lightly sweetened with organic cane sugar.

                       ..................................

BLACK

ENLIGHTENED LEMON (Low Calorie): An inspired blend of black teas and juicy lemon, capped with the pleasant surprise of sweet, tropical starfruit. Lightly sweetened with organic cane sugar.

ORGANIC ICED TEA (Low Calorie): A classic blend of artfully brewed, organic black teas from Assam, South India and Africa, lightly sweetened with organic cane sugar.

                       ..................................

HERBAL

LEMON GINGER: A refreshing tonic of ginger juice, ginseng and herbs combined with the lightness of lemongrass. Caffeine free.

YERBA MATE (Low Calorie): Legendary South American yerba mate, infused with the spicy heat of ginger and cardamom and the cool zest of lemon myrtle. Lightly sweetened with organic cane sugar. Ole.

--------------------------------------------------------------------------------

[TAZO    For more information regarding Tazo products, please contact
LOGO] your Tazo representative or call 800-299-9445; fax: 503-234-5008; or e-mail: tea@tazo.com.

================================================================================